UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2011
FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street Jersey City, New Jersey	07302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 604-1800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 7, 2011, Franklin Credit Holding Corporation (“Franklin Holding”), and certain of its direct and indirect subsidiaries, including Franklin Credit Asset Corporation (but not Franklin Credit Management Corporation [“FCMC”]), effective December 31, 2010, entered into a seventh amendment (the “Seventh Amendment”) of the forbearance agreement and master credit agreement with The Huntington National Bank (the “Bank”) relating to approximately $39 million of the Company’s indebtedness to the Bank (the “Unrestructured Debt”), which is the remaining legacy indebtedness to the Bank not restructured on March 31, 2009. FCMC, which is not a party to the Seventh Amendment, is not obligated to the Bank with respect to the Unrestructured Debt.
Under the Seventh Amendment, the forbearance period with respect to the Unrestructured Debt has been extended from December 31, 2010 until (but not including) September 30, 2011. In particular, during the forbearance period, the Bank, absent the occurrence and continuance of a forbearance default other than a default with respect to a failure to make scheduled principal and interest payments to the Bank relating to the Unrestructured Debt, will not initiate collection proceedings or exercise its remedies in respect of the Unrestructured Debt or elect to have interest accrue at the stated rate applicable after default.
Upon expiration of the forbearance period, in the event that the Unrestructured Debt with the Bank remains outstanding, the Bank, with notice, could call an event of default under the legacy credit agreement of Franklin Asset with the Bank (the “Legacy Credit Agreement”). The Bank’s recourse in respect of the Legacy Credit Agreement is limited to the stock and assets of Franklin Holding’s subsidiaries, excluding the stock and assets of FCMC (except for a second-priority lien of the Bank on $7.5 million in cash collateral also held as security under the licensing credit agreement of FCMC and Franklin Holding with the Bank).
The foregoing summaries of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment, filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 7 to First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements, dated January 7, 2011 and effective as of December 31, 2010, by and among the Registrant, Franklin Credit Asset Corporation, Flow 2006 F Corp., FCMC 2006 M Corp., FCMC 2006 K Corp. and The Huntington National Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 11, 2011

FRANKLIN CREDIT HOLDING CORPORATION
By:	/s/ Kevin P. Gildea
	Name:	Kevin P. Gildea
	Title:	Chief Legal Officer and Secretary